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                                                                    EXHIBIT 3.20

                          CERTIFICATE OF INCORPORATION

                                       OF

                          GENERAL CABLE IP CORPORATION

                 The undersigned, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                  FIRST: The name of the corporation is General Cable IP Corporation.

                 SECOND: The address of the corporation's registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

                 THIRD: The purpose of the corporation is confined to the maintenance arid management of the corporation's intangible investments and the collection and distribution of the income from such investments or from tangible property physically located outside the State of Delaware; provided, however, that the corporation shall not engage in any activity contrary to Section 1902(b) (8) of Title 30 of the Delaware Code, as the same exists or may hereafter be amended from time to time. For purposes of this Article, "intangible investments" shall include, without limitation, investments in stocks, bonds, notes and other debt obligations (including debt obligations of affiliated corporations) patents, patent applications, trademarks, trademark applications, trade names, copyrights and similar types of intangible assets.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares of common stock having a par value of $1.00 per share.

                  FIFTH: The name and mailing address of the Incorporator is as follows:

                  Name              Mailing Address

                  L. J. Vitalo      The Corporation Trust Company
                                    1209 Orange Street
                                    Wilmington, DE 19801

                  SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized and empowered to make, alter or repeal the bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any bylaw made by the board of directors.

                  SEVENTH: The corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                 EIGHTH: The election of directors need not be by written ballot, unless the bylaws of the corporation shall so provide.

                 NINTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director for U) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing

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violation of law, (iii) under Section 174 of the Delaware General Corporation
Law or (iv) for any transaction from which the director derived an improper personal benefit.

                 IN WITNESS WHEREOF, the undersigned has caused this Certificate of Incorporation to be executed this 18th day of December, 1995.

                                               By: /s/ L.J. Vitalo


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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

         General Cable IP Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the first paragraph of the Certificate of Incorporation of General Cable IP Corporation shall be deleted in its entirety and replaced with the following:

                  "FIRST: The name of the corporation is General Cable Technologies Corporation."

         SECOND: The sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the Stats of Delaware.

         THIRD: That the aforesaid amendment was duly adapted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the Sate of Delaware.

         IN WITNESS WHEREOF, said General Cable IP Corporation has caused this certificate to be signed by its President, this 28th day of August, 1998.

                                               General Cable Corporation

                                               By: /s/ Christopher F. Virgulak
                                                   ----------------------------
                                                   Christopher F. Virgulak
                                                   President

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

         General Cable IP Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the this paragraph of the Certificate of Incorporation of General Cable Technologies Corporation shall be deleted in its entirety and replaced with the following:

                  "THIRD: The nature of the business or purposes to be conducted or promoted is limited to the maintenance arid management of the corporation's intangible investments and the collection and distribution of the income from such investments or from tangible property physically located outside the State of Delaware (including, without limitation, guaranteeing the obligations of any affiliate(s) and pledging its assets to secure such obligations) and any other activity which is not contrary to Section 1902(b) (8) of Title 30 of the Delaware Code, as the same exists or may hereafter be amended from time to time. For purposes of this Article, "intangible investments" shall include, without limitation, investments in stocks, bonds, notes and other debt obligations (including debt obligations of affiliated corporations) patents, patent applications, trademarks, trademark applications, trade names, copyrights and similar types of intangible assets."

         SECOND: The sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the Stats of Delaware.

         THIRD: That the aforesaid amendment was duly adapted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the Sate of Delaware.

         IN WITNESS WHEREOF, said General Cable Technologies Corporation has caused this certificate to be signed by its President, this 21st day of November, 2003.

                                               GENERAL CABLE TECHNOLOGIES
                                               CORPORATION

                                               By: /s/ Christopher F. Virgulak
                                                   -----------------------------
                                                   Christopher F. Virgulak
                                                   President